Exhibit 99.1

Jamba Reiterates Fiscal Year 2011 Guidance

Announces its 2012 “BLEND” Plan 2.0

Defines Strategic Priorities for 2012

EMERYVILLE, Calif–(BUSINESS WIRE)–Jan. 9, 2012– Jamba, Inc. (NASDAQ:JMBA) today reiterated fiscal year 2011 guidance and announced that it expects Company comparable store sales will be at the high-end of the Company’s previously announced guidance range of positive 2% to 4%(1). The Company also released its “BLEND” Plan 2.0 outlining Jamba’s strategic priorities for 2012, which will drive critical short and longer term initiatives that will position the Company for accelerated growth and long term shareholder value.

“We are pleased with the Company’s accomplishments against our BLEND Plan 1.0. The commitments that we outlined in early 2009 have all been met. We implemented a disciplined expense reduction plan, eliminating more than $25 million in store level costs, created and expanded our beverage and food portfolio across all day parts, built a licensing growth platform with 10 license agreements and 30,000 points of distribution, and completed our refranchise initiative while accelerating the development of franchise and non-traditional stores,” stated James D. White, chairman, president and CEO of the Company. “Our solid foundation will provide the platform to enable us to accelerate the growth of the brand to its true global potential. We are continuing on our mission to become the leading healthy, active lifestyle brand offering consumers great tasting and differentiated products inside and outside our stores.”

“Our BLEND Plan 2.0 strategic priorities include, relentlessly pursuing new ways to make Jamba a top-of-mind healthy food and beverage brand through delivery of innovative products and breakthrough advertising, embodying a healthy, active lifestyle throughout the entire enterprise, acceleration of global retail growth through new and existing formats, building a global CPG platform in Jamba-relevant categories and reduction of costs and increases in productivity,” continued Mr. White.

Make Jamba Top-of-Mind

Jamba has developed and will continue to optimize engaging and relevant marketing programs and product innovation to further differentiate the brand and drive consumer loyalty and traffic.

The Company plans to sharpen and simplify its marketing message to better clarify value and relevancy of the Jamba brand. Jamba also intends to continue its focus on the development of innovative, on-trend specialty beverages, smoothies and associated food extensions that address health and wellness consumer needs across all dayparts.

Embody a Healthy Active Lifestyle

Jamba intends to re-energize the Company’s culture to embody a healthy, active lifestyle through rewards, recognition and benefits. The Company plans to continue to focus on implementing integrated employee and operations programs, broadening the engagement and deepening the knowledge of Jamba’s workforce across the system. The Company also plans to drive greater community focus and activation. The Company also intends to refine and contemporize the store look and feel, with the goal of making the store experience more engaging and inviting to customers.

Accelerate Global Retail Growth

The Company made significant accomplishments in the transition to a more franchise-oriented organization, particularly in non-traditional franchise development. At the close of the fiscal year, the Company had 750 stores system-wide, consisting of 443 franchise-owned and 307 company-owned and operated stores. The non-traditional venues include airports, transportation hubs, grocery stores, big box outlets, school cafeterias and college campuses. On an international basis, the Company has 19 franchise locations and commitments from three existing franchise partners for the development of over 300 additional locations over the next 10 years.

Jamba plans to drive best-in-class economics across all formats by 2013. To facilitate expansion of franchise growth, the Company intends to build a more integrated business model, which will allow qualified franchisees the opportunity to become master developers. JambaGo™ will be a focus in 2012, providing a potential significant and profitable franchise platform. The Company also plans to accelerate growth in key international markets.

Build a Global Consumer Products Growth Platform

At the close of 2011, the Company had 10 license agreements in place, with 30,000 points of retail distribution. The Company plans to secure the long-term success of existing CPG platforms as well as launch the brand into relevant new categories in the U.S., while also pursuing broader opportunities for global licensing.

Management continues to seek opportunities to extend the Jamba brand and maximize revenue by leveraging the brand in new and complementary consumer packaged product categories and further commercializing existing products at retail outlets.

Reduce Costs and Drive Productivity

Jamba’s BLEND Plan 2.0 contemplates further leveraging technology to drive productivity enhancements at the store level and across the enterprise. The Company plans to build their supply chain into a global competitive advantage leveraging new and existing relationships to drive greater efficiencies and effectiveness in supply, sourcing and distribution. Improving store economics, including labor, COGS/distribution, and store operations, through disciplined cost, control and outlier management, will continue to be a focus for the Company. Jamba also plans to keep general and administrative dollars consistent and optimized as well as focus more diligent efforts to rationalize and simplify end-to-end processes with the goal of increasing productivity and efficiency of allocated resources.

Outlook for 2012

The Company continues to expect to achieve the following results for fiscal 2012:

•	Deliver positive Company-owned comparable store sales(1) of 3-4%;

•	Achieve adjusted operating profit margin(2) of 19-22%;

•	Develop 40-50 new stores in U.S. locations, plus 10-15 new stores at international locations, all excluding JambaGo™ units;

•	Maintain general and administrative expenses flat, in dollars, with fiscal 2011, excluding performance compensation;

•	Deliver CPG licensing revenue of approximately $3 million.

About Jamba, Inc.

Jamba, Inc. is a holding company which owns and franchises, on a global basis, Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you beverage and food offerings, which include great tasting fruit smoothies, fresh juices and teas, hot oatmeal made with organic steel cut oats, fruit and veggie smoothies, Whirl’ns™ Frozen Yogurt, breakfast wraps, salads, sandwiches, California Flatbreads™, and a variety of baked goods and snacks. As of January 3, 2012, there were 750 locations in the United States consisting of 307 Company-owned and operated stores and 443 franchise-operated stores. In addition, at January 3, 2012 there were 19 international stores.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Footnote

(1) Comparable store sales are calculated using sales of Jamba Juice stores open at least 13 full fiscal periods. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the stores base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been Company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the Company-owned stores, and the franchise-operated stores.

(2) Non-GAAP adjusted operating profit is calculated as net profit as determined in accordance with GAAP, excluding the items described below. Non-GAAP adjusted operating profit margin is calculated as non-GAAP adjusted operating profit as a percentage of GAAP total revenue. The Company evaluates its performance using non-GAAP adjusted operating profit margin to assess the Company’s historical and prospective operating financial performance, as well as its core operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s core business operating performance. The Company believes its core business operating performance represents the Company’s on-going performance in the ordinary course of its core operations. Accordingly, the Company excludes from its core operating performance those items whose impact are not reflective of its core operations such as (a) interest income, (b) interest expense, (c) income taxes, (d) depreciation and amortization, (e) impairment of long-lived assets, (f) other operating, net, and (g) general and administrative expenses. This definition of adjusted operating profit margin is the same definition previously used by the Company to define operating profit margin in its 2011 outlook.

Source: Jamba, Inc.

Investor Relations:

Don Duffy, 203-682-8200

investors@jambajuice.com